                                                                  EXHIBIT 3.i.12


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ACUBID.COM INC.

AcuBid.Com Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of AcuBid.Com Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and, at an annual meeting of the stockholders of said corporation, calling for a vote thereon. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that as a Special Resolution, the Company increase its authorized capital to 50,000,000 shares of common stock with a par value of $.001 per share.

UPON MOTION IT WAS FURTHER RESOLVED as a special Resolution that the Company increase its authorized capital by creating 10,000,000 preferred shares with a par value of $.001 per share, and attaching thereto the special rights and restrictions, and that the Certificate of Incorporation of this corporation be amended by changing the FOURTH Article thereof so that, as amended said Article shall be and read as follows:

     The corporation is authorized to issue two classes of stock, designated, respectively, "common shares" and "preferred shares." The number of authorized common shares is 50,000,000; the number of authorized preferred shares is 10,000,000. Each of the common shares and preferred shares shall have a par value of $.001 per share.

     A statement of the rights, preferences, privileges, and restrictions granted to or imposed on the respective classes of shares or on their holders is as follows:

     The Board of Directors will fix the number of shares of each series of preferred stock and will determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of the preferred stock. The Board may increase or decrease the number of shares of any wholly unissued series of preferred stock subsequent to the issuance of those shares.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held on March 15, 1999, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Lawrence Schaffer, its President, this 22nd day of June, 1999.


                                        /s/ Lawrence Schaffer

                                        By President
                                           ---------------------
                                              (Title)

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ACUBID.COM INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JUNE, A.D. 1999, AT 4:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                        [SEAL]  /s/ EDWARD J. FREEL
                                                --------------------------------
                                                Edward J. Freel, Secretary of
                                                State

2351168 8100                                    AUTHENTICATION: 9823197
991253370                                                 DATE: 06-23-99